Exhibit 23

[Price Waterhouse LLP]

               Consent of Independent Accountants
               __________________________________

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 1995 appearing on page 16 of Giant Food Inc.'s Annual Report on Form 10-K for the year ended February 25, 1995. We also consent to the incorproation by reference of our report on the Financial Statement Schedule which appears on page 58 of such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in page 3 of this re-offer prospectus.


/s/ Signature
PRICE WATERHOUSE LLP
Washington, D.C.
December 4, 1995